Exhibit 4.1

No. ___________________	GLOBAL LOGISTICS ACQUISITION CORPORATION	_________________ Unit(S)

CUSIP NO.                                                     Incorporated under the Laws of the State of Delaware
UNIT(S) CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT, EACH TO
PURCHASE ONE SHARE OF COMMON STOCK
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT                                                                                                                                             IS THE OWNER OF                                                                                                                                                                                                          UNIT(S). Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of Global Logistics Acquisition Corporation, a Delaware corporation (the “Corporation”), and one warrant (each, a “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of our consummation of a business combination or _____, 2006, and will expire on _____, 2011, or earlier upon redemption. The Common Sock and Warrant comprising each Unit represented by this certificate are not transferable separately prior 20 days after the earlier of the expiration of the underwriters’ over-allotment option and the exercise in full by the underwriters of such option. The terms of the Warrants are governed by a Warrant Agreement, dated as of ____, 2005 (the “Warrant Agreement”), between the Corporation and The Bank of New York, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 101 Barclay Street (11E), New York, NY 10286, and are available to any warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.
WITNESS the seal of the Corporation and the facsimile signature of its duly authorized officers.
Dated:                                         , 2005

GLOBAL LOGISTICS
Secretary	ACQUISITION CORPORATION	Chief Executive Officer

CORPORATE SEAL
2005
Transfer Agent	DELAWARE

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act -	Custodian

TEN ENT	tenants by the entireties		(Cust) (Minor)

JT TEN	as joint tenants with right of survivorship		Under Uniform Gifts to
	and not as tenants in common		Minors
Act:
(State)
Additional abbreviations may also be used though not in the above list.
Global Logistics Acquisition Corporation
     The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.
For Value Received,                                          hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                                          Attorney, to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:

By:

THE SIGNATURE(S) SHOULD BE
GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS,
SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT
UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE
GUARANTEE MEDALLION
PROGRAM, PURSUANT TO S.E.C.
RULE 17Ad-15).